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                                                                    EXHIBIT 24.1



                                   SAGE, INC.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Sage, Inc. hereby constitutes and appoints Chandrashekar M. Reddy and Simon P. Westbrook, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other document in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of has been signed at San Jose, California on December 14, 1999.

                                       SAGE, INC.

                                       By: /s/ Chandrashekar M. Reddy
                                           ------------------------------------
                                           President and Chief Executive Officer

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                                   SAGE, INC.

                              Certified Resolution


     I, Chandrashekar M. Reddy, President and Chief Executive Officer of Sage, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on August 12, 1999, and that the same has not been changed and remains in full force and effect.

          RESOLVED, that Chandrashekar M. Reddy and Simon P. Westbrook, be, and each of them hereby is, appointed as the attorney of Sage, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and/or sale of the Shares, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any automated quotation system of a registered securities association pertaining to the quotation thereon of the Shares covered by such Registration Statement or pertaining to such registration and any and all applications and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares, with full power an authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and that the Chief Executive Officer and President and the Chief Financial Officer of the Company be, and each of them hereby is, authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.


                                        /s/ Chandrashekar M. Reddy
                                        ----------------------------------------
                                        President and Chief Executive Officer



December 14, 1999